EXHIBIT 23.2




             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


   As independent certified public accountants, we hereby consent to the use of our reports covering the balance sheet of Golden Bear Golf, Inc. as of June 7, 1996 (dated June 7, 1996); the combined balance sheets of Golden Bear Golf Centers, Inc., Paragon Golf Construction, Inc. and Certain Operations of Golden Bear International, Inc. as of December 31, 1994 and 1995, and the related combined statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1995 (dated April 17, 1996); the balance sheets of Cool Springs, Inc. as of October 31, 1994 and 1995 and the related statements of operations, stockholders' equity and cash flows for the years then ended (dated June 7, 1996); the balance sheets of First Sports Capital Development Associates Ltd., Inc. as of December 31, 1994 and 1995 and the related statements of operations, stockholders' equity and cash flows for the period from inception (June 13, 1994) to December 31, 1994 and for the year ended December 31, 1995 (dated June 21, 1996); the balance sheets of Dallas Highlander, Ltd. as of December 31, 1994 and 1995 and March 31, 1996 and the related statements of operations, partners' capital and cash flows for the period from inception (July 1, 1994) to December 31, 1994, the year ended December 31, 1995 and the three months ended March 31, 1996 (dated July 14, 1996); the combined balance sheets of Sugar Creek Golf Course, Inc. and Magic Castle, Inc. as of December 31, 1995 and June 30, 1996 and the related combined statements of operations, stockholders' equity and cash flows for the year ended December 31, 1995 and the six months ended June 30, 1996 (dated July 16, 1996); and the combined balance sheets of East Coast Golf Centers, Inc., East Coast Golf Centers of Columbus, Ltd. and East Coast Golf Centers of Fort Lauderdale, Inc. as of December 31, 1994 and 1995 and March 31, 1996 and the related combined statements of operations, stockholders' equity and cash flows for the period from inception (June 7, 1994) to December 31, 1994, the year ended December 31, 1995 and the three months ended March 31, 1996 (dated July 15, 1996); and to all references to our Firm included in or made a part of this registration statement.

ARTHUR ANDERSEN LLP


West Palm Beach, Florida,
 July 31, 1996.